SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act Of 1934

Check the appropriate box:

[X] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule14c-5(d)(2))
[ ] Definitive Information Statement


                                 BIOFIELD CORP.
                (Name of Registrant As Specified in Its Charter)


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[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

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         (4) Date Filed:

                                 BIOFIELD CORP.
                                     Suite M
                              1025 North Nine Drive
                            Alpharetta, Georgia 30004

To Our Stockholders:

The enclosed Information Statement is being provided to our stockholders to inform them about a proposed amendment to our Certificate of Incorporation to increase the authorized number of shares of common stock, $.001 par value per share, from 40,000,000 to 60,000,000, as described in the Information Statement.

Our board of directors has already approved the transaction as have stockholders holding a majority of the voting power of our common stock. The approvals were granted conditioned upon the amendment not taking effect until at least twenty
(20) days after the mailing of this Information Statement. Therefore, this Information Statement is being sent to you for informational purposes only.

The enclosed Information Statement is being sent to stockholders of record as at January 26, 2005. We encourage you to read this Information Statement carefully.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS, AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.


By Order of the Board of Directors:


David M. Long, Jr.
Chairman of the Board

March __, 2005

                                 BIOFIELD CORP.
                                     Suite M
                              1025 North Nine Drive
                            Alpharetta, Georgia 30004

                    Notice of Action Taken Without a Meeting

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the following action is planned to be taken pursuant to a Written Consent of Stockholders holding a majority of Biofield Corp.'s common stock:

An amendment to our Certificate of Incorporation to increase the authorized number of shares of common stock, $.001 par value per share, from 40,000,000 to 60,000,000.

Our board of directors has already approved the transaction as have stockholders holding a majority of the voting power of our common stock. The approvals were granted conditioned upon the amendment not taking effect until at least twenty
(20) days after the mailing of this Information Statement. A copy of the proposed Certificate of Amendment to our Certificate of Incorporation is attached to the Information Statement as Exhibit A.

The Board of Directors has fixed January 26, 2005 as the Record Date for determining the Stockholders entitled to Notice of the foregoing.

We have asked brokers and other custodians, nominees and fiduciaries to forward the Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement also serves as written notice to Stockholders pursuant to Section 228(e) of the Delaware General Corporation Law.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER'S MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By order of the Board of Directors,


David M. Long, Jr., M.D., Ph.D.
Chairman of the Board

                                 BIOFIELD CORP.
                                     Suite M
                              1025 North Nine Drive
                            Alpharetta, Georgia 30004

                              Information Statement


                              Dated: March __, 2005


This Information Statement, together with the accompanying Notice of Action Taken Without a Meeting (collectively, the "Information Statement"), is furnished by the Board of Directors of Biofield Corp. ( "Biofield", "we" or "us"), a Delaware corporation, to the holders of record of our common stock as at January 26, 2005 to provide information with respect to an action which has already been approved by our Board of Directors and by the holders of a majority of the outstanding shares of the our common stock. This Information Statement also constitutes notice of action taken without a meeting as required by Section 228(e) of the Delaware General Corporation Law. This Information Statement is first being mailed to stockholders on or about March 17, 2005.

The action to be taken is the filing of an amendment to Biofield's Certificate of Incorporation which will increase the authorized number of shares of common stock, par value $.001 per share, from 40,000,000 to 60,000,000. Stockholders holding a majority shares of our outstanding common stock have signed a written consent authorizing the amendment. Therefore, all required corporate approvals of the proposed amendment have been obtained, subject to furnishing this Information Statement. It is intended that the proposed amendment shall be filed with the Secretary of State of Delaware as soon as possible on or after the 20th day from the date of the mailing of this Information Statement. This Information Statement is furnished for the purpose of informing stockholders of this corporate action in the manner required by Rule 14c-2(b) under the Securities Exchange Act of 1934.

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The record date for determining stockholders entitled to receive this Information Statement has been established as January 26, 2005. As of the record date, we had 34,348,472 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. Each share of common stock held of record on the record date represents one vote for purposes of determining whether a majority of the issued and outstanding shares have approved and adopted the foregoing action.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

            THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER'S MEETING WILL BE HELD TO CONSIDER ANY MATTER.

                               Dissenters' Rights

Under the Delaware General Corporation Law, the increase in the number of shares of our common stock authorized does not require us to provide dissenting stockholders with a right of appraisal, and we will not provide stockholders with such a right.

                                Voting Securities

As of the record date, our authorized capitalization consisted of 40,000,000 shares of common stock, par value $.001 per share, and 12,300,000 shares of undesignated preferred stock. As of the record date, there were 34,348,472 shares of common stock issued and outstanding, all of which were fully paid, non-assessable and entitled to vote, and no shares of preferred stock issued or outstanding. Each share of common stock entitles its holder to one vote on each matter submitted to the Stockholder.

                               Matters Voted Upon

Effective January 25, 2005, our Board of Directors approved the proposal to amend our Certificate of Incorporation to increase the number of our authorized shares of common stock from 40,000,000 shares to 60,000,000 shares. As indicated above, stockholders constituting a majority of the outstanding shares of our common stock, have also approved this action by written consent. A copy of the proposed amendment to the Certificate of Incorporation to be filed with the Delaware Secretary of State is attached hereto as Exhibit A. The amendment will be filed with the Delaware Secretary of State no earlier than twenty (20) days from the date of mailing of this Information Statement.

  Approval of the Amendment to Our Certificate of Incorporation to Increase the
                   Authorized Number of Shares of Common Stock

General

Our Certificate of Incorporation currently authorizes the issuance of 40,000,000 shares of common stock, par value $.001 per share, and 12,300,000 shares of undesignated preferred stock. Our board of directors has unanimously approved, subject to stockholder approval, an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 40,000,000 shares to 60,000,000 shares.

Approval of the amendment to our Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote on this proposal. Stockholders holding a majority of our outstanding common stock have approved the amendment, subject to the amendment not being filed with the Delaware Secretary of State earlier than twenty (20) days from the date of mailing of this Information Statement.

On January 26, 2005, the record date for determining stockholders entitled to vote, we had 34,348,472 shares of common stock issued and outstanding. On the record date, we also had obligations to issue (a) an additional 2,500,000 shares of our common stock pursuant to $1,000,000 principal amount of notes due December 31, 2004 as a result of a payment default; and (b) an additional 1,843,727 shares of our common stock issuable upon conversion or exercise of outstanding convertible notes, warrants and non-compensatory options. On the record date, we also had 710,100 shares of common stock available for grant under our 1996 Option Plan and 145,000 shares of common stock available for grant under our 1996 Stock Option Plan for Non-Employee Directors.

Purpose of the Amendment to the Certificate of Incorporation

The principal purpose of increasing the number of authorized shares of common stock is to permit future financings. Our Certificate of Incorporation currently authorizes the issuance of 40,000,000 shares of our common stock. As indicated in the prior paragraph, as of January 26, 2005, there were 34,348,472 shares of our common stock issued and outstanding and an additional 2,698,727 shares reserved for issuance. Therefore, the aggregate number of shares both issued and reserved for issuance amounts to 37,047,199, leaving only 2,952,801 shares of our common stock available for future issuance.

Our company has never generated any material revenues. Moreover, we do not expect to generate positive cash flow for at least several years, if at all. Accordingly, our company has always been dependent on the sale of Biofield equity and debt securities to fund our operations. Therefore, in order for us to continue to fund our operations in this manner, we need to increase our authorized number of shares of common stock.

An increase in the authorized number of shares of common stock will additionally enable us to make acquisitions using our common stock and such other corporate purposes as the board of directors determines in its discretion. These additional corporate purposes may include future stock splits, stock dividends or other distributions as well as stock options and other equity benefits under our employee benefit plans. The increase in the number of authorized shares of common stock would also enable us to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of stockholders.

After the amendment is filed with the Secretary of State of Delaware, the Board of Directors will be authorized to issue additional shares of common stock at such times, to such persons and for such consideration as it may determine in its discretion, subject to limitations imposed by applicable law or the rules of any exchange on which the common stock may be listed. At the present time, the common stock is not listed with any exchange.

One result of an increase in the number of shares of authorized common stock may be to help the Board of Directors discourage or render more difficult a change in control. For example, the additional shares could be issued to dilute the voting power of, create voting impediments for, or otherwise frustrate the efforts of, persons seeking to effect a takeover or gain control of Biofield, whether or not the change of control is favored by a majority of unaffiliated stockholders. We could also privately place shares with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. We are not adopting this amendment with the intention of using the additional shares for anti-takeover purposes, although we could theoretically use the additional shares to make it more difficult or to discourage an attempt to acquire control of our company. We are not aware of any proposed or contemplated transaction of this type.

Other than described herein, we have no specific plans at this time to issue additional shares of common stock.

The terms of any additional shares of common stock that are issued in the future will be identical to those of the currently outstanding shares of common stock. This amendment and the creation of additional of additional shares of authorized common stock will not alter the current number of issued shares nor affect the legal rights of the holders of the existing shares of common stock. The relative rights (including voting rights) and limitations of the shares of common stock will remain unchanged as a result of this amendment.

Under our Certificate of Incorporation, holders of our common stock do not have preemptive rights. Accordingly, the issuance of any additional shares of common stock will have the effect of diluting the equity interests of existing stockholders and the earnings per share of existing shares of common stock. Such dilution may be substantial, depending upon the amount of shares issued.

                            Ownership of Common Stock

Except as otherwise indicated below, the following table sets forth as of January 26, 2005, the number and percentage of the outstanding shares of common stock which, according to the information supplied to us, were beneficially owned by (i) our directors, (ii) our executive officers, and (iii) each person who, to the knowledge of Biofield is the beneficial owner of more than 5% of the outstanding common stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned. As of such date, we had 34,348,472 shares of common stock outstanding and no shares of preferred stock outstanding.

------------------------------------------  --------------     ---------------
                                               Shares
                                             Beneficially          Percent
Name, Position Address (1)                     Owned (2)           of Class
------------------------------------------  --------------     ---------------

David M. Long, Jr., M.D.,                        9,205,635(4)        26.8%
Ph.D. (3)
------------------------------------------  --------------     ---------------
Raymond A. Long, M.D. (5)                        3,244,036(6)         9.4%
------------------------------------------  --------------     ---------------
John D. Stephens (7)                               286,538(8)         0.8%
------------------------------------------  --------------     ---------------
Donna R. Long (9)                                9,205,635(10)       26.8%
------------------------------------------  --------------     ---------------
David and Donna Long Family                      2,652,087            7.7%
Foundation (11)
------------------------------------------  --------------     ---------------
Capital Growth Equity Fund, LLC (12)             2,000,000            5.8%
------------------------------------------  --------------     ---------------
All directors and executive officers,           12,736,209(13)       37.1%
as a group (3 persons)
------------------------------------------  --------------     ---------------

(1) The address for each person or entity, except as otherwise indicated, is c/o Biofield Corp., Suite M, 1025 Nine North Drive, Alpharetta, Georgia 30004.
(2)  All shares are held of record, unless otherwise stated.
(3) Dr. David Long serves as Chairman of the Board of Directors and Chief Executive Officer. Dr. David Long is the father of Dr. Raymond Long.
(4) Consists of (a) 309,477 shares held of record, (b) 1,623,872 shares held by the David M. Long, Jr. Separate Property Trust, of which Dr. Long is trustee (including 696,788 unissued shares (which are currently issuable) accrued to the Trust's account for interest due on the Trust's loan to us, which interest is payable in shares of our common stock at the end of each quarter), (c) 236,299 shares owned by Long Family Partners II, LP, of which Dr. Long is the managing partner, (d) 93,367 shares (of which 8,087 shares are held in "street name") held by the Long Family Trust, of which Dr. Long and his spouse are co-trustees, (e) 2,652,087 shares held by the David and Donna Long Family Foundation, of which Dr. Long was the founder, with respect to which beneficial ownership is disclaimed, (f) 2,323,590 shares held by Donna R. Long, Dr. Long's spouse, with respect to which beneficial ownership is disclaimed, (g) 923,223 shares held by the Donna R. Long Separate Property Trust, of which Dr. Long's spouse is trustee, with respect to which beneficial ownership is disclaimed, (h) 693,720 shares held in trusts for the benefit of Dr. Long's grandchildren, of which Dr. Long is co-trustee, and (i) 350,000 shares currently issuable upon exercise of stock options. Information as of February 7, 2005.
(5) Dr. Raymond Long serves as Director. Dr. Raymond Long is the son of Dr. David Long.
(6) Consists of (a) 439,036 shares held of record, (b) 2,800,000 shares held by Raymond A. Long u/a 01/01/91 retirement plan, and (c) 5,000 shares currently issuable upon exercise of stock options. Information as of January 30, 2005.
(7) Mr Stephens serves as Director, Senior Vice President and Chief Operating Officer.
(8) Consists of (a) 100,000 shares held of record, and (b) 186,538 shares currently issuable upon exercise of stock options.
(9)  Ms. Long is Dr. David M. Long's spouse.
(10) Consists of (a) 2,323,590 shares held of record, (b) 93,367 shares (of which 8,087 shares are held in "street name") held by the Long Family Trust, of which Ms. Long and her spouse are co-trustees, (c) 2,652,087 shares held by the David and Donna Long Family Foundation, of which Ms. Long's spouse, Dr. David Long is a founder, with respect to which beneficial ownership is disclaimed, (d) 693,720 shares held in trusts for the benefit of Dr. Long's grandchildren, of which Dr. David M. Long is co-trustee and Donna R. Long is the grantor, with respect to which beneficial ownership is disclaimed, (e) 923,223 shares held by the Donna R. Long Separate Property Trust, of which Ms. Long is trustee, with respect to which beneficial ownership is disclaimed, (f) 309,477 shares held by Dr. David M. Long, Ms. Long's spouse, with respect to which beneficial ownership is disclaimed, (g) 236,299 shares owned by Long Family Partners II, LP, of which Ms. Long's spouse is the managing partner, with respect to which beneficial ownership is disclaimed, (h) 1,623,872 shares held by the David M. Long, Jr. Separate Property Trust, of which Dr. Long is trustee (including 696,788 unissued shares (which are currently issuable) accrued to the Trust's account for interest due on the Trust's loan to us, which interest is payable in shares of our common stock at the end of each quarter), with respect to which beneficial ownership is disclaimed, and (i) 350,000 shares currently issuable to Dr. Long upon exercise of stock options, with respect to which beneficial ownership is disclaimed.
(11) David and Donna Long Family Foundation is a Delaware non-stock, non-profit corporation, of which Dr. David Long is the founder. Dr. David Long does not have the ability to sell its assets and vote any of its securities; accordingly, he disclaims beneficial ownership of any securities held by the David and Donna Long Family Foundation. The Foundation's address is David and Donna Long Family Foundation c/o Roberts & Holland LLP, 825 Eighth Avenue, 37th Floor, New York, NY 10019, Attn: JoAnn Luehring, Director, President and Treasurer.
(12) Capital Growth Equity Fund I, LLC has filed a Schedule 13G with the SEC, dated October 20, 2004, in which it indicates that as of September 8, 2004
     (a) its address is 225 NE Mizner Blvd., Suite 750, Boca Raton, Florida 33432, (b) it disclaims any beneficial ownership in the shares it reports,
     (c) such shares are
     owned for certain client accounts, and (d) it and such accounts are not acting as a group for purposes of Section 13(d) under the Securities Exchange Act of 1934.
(13) Consists of the amounts listed in the table as being beneficially owned by Dr. David Long, Dr. Raymond Long and John D. Stephens.

         We do not know of any arrangements that may result in a change of control of Biofield.

      Interest of Certain Persons in Opposition to Matters to be Acted Upon

To our knowledge, no person who has been a Biofield director or officer at any time since the beginning of our last fiscal year or any associate of any such person has any direct or indirect substantial interest, by security holdings or otherwise, in any matter to be acted upon, as set forth in this Information Statement.

                        Additional Available Information

We are subject to the informational filing requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, are required to file periodic reports, proxy statements and other information with the SEC relating to our business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Our filings are also available to the public on the SEC's website (http://www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                             Our Contact Information

All inquiries regarding Biofield should be addressed to our principal executive offices:

BIOFIELD CORP.
Suite M
1025 North Nine Drive
Alpharetta, Georgia 30004
Tel: (770) 740-8180
Attn:  John Stephens, Chief Operating Officer

By Order of the Board of Directors:


March __, 2005

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                       REQUESTED NOT TO SEND US A PROXY.

                                                                       Exhibit A
                                                                       ---------


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 BIOFIELD CORP.


BIOFIELD CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That by a Written Consent of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and providing that the written consent of the stockholders to such amendment should be obtained. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of this Corporation be amended by amending the Article thereof numbered "FOURTH" by substituting a new Article FOURTH as set forth below:

                  FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is seventy-two million three hundred thousand (72,300,000) shares, par value of $.001 per share, consisting of sixty million (60,000,000) shares of Common Stock, par value $.001 per share; and twelve million three hundred thousand (12,300,000) shares of Preferred Stock, par value $.001 per share, such Preferred Stock to be issued in such series and with such designations, powers, preferences and rights and with such qualifications, limitations and restrictions as may be established by the Board of Directors pursuant to Article FIFTH.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the written consent of the stockholders of the Corporation was obtained in accordance with Section 228 of the General Corporation Law of the State of Delaware, by which consent the necessary number of shares as required by statute consented to the amendment, and written notice of action taken by such stockholders' consent has been given as provided in Section 228 of the General Corporation Law.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by David M. Long, Jr., an authorized officer, this _____ day of March, 2005.


By
   -------------------------------------------
   David M. Long, Jr., Chief Executive Officer

                                       A-1